Exhibit 99.1

Popular, Inc. Announces First Quarter 2023 Financial Results

•

Net income of $159.0 million in Q1 2023, compared to net income of $257.1 million in Q4 2022; the results of Q4 2022 included a tax benefit of $68.2 million related to the partial release of the deferred tax valuation allowance in the U.S.

•	Net interest margin of 3.22% in Q1 2023, compared to 3.28% in Q4 2022; net interest margin on a taxable equivalent basis of 3.46% in Q1 2023, compared to 3.64% in Q4 2022.

•	Credit Quality:

•	Non-performing loans held-in-portfolio (“NPLs”) decreased by $27.1 million from Q4 2022; NPLs to loans ratio at 1.3% vs. 1.4% in Q4 2022;

•	Net charge-offs (“NCOs”) increased by $1.6 million from Q4 2022; annualized NCOs at 0.41% of average loans held-in-portfolio vs. 0.39% in Q4 2022;

•	Allowance for credit losses (“ACL”) to loans held-in-portfolio at 2.13% vs. 2.25% in Q4 2022; and

•	ACL to NPLs at 167.1% vs. 163.9% in Q4 2022.

•	Loans increased by $260.6 million, $334.5 million in average quarterly balances, from Q4 2022.

•	Deposit balances decreased by $273.3 million, $1.3 billion in average quarterly balances, from Q4 2022.

•	Total borrowings at Q1 2023 were $1.4 billion, flat compared to Q4 2022.

•	Common Equity Tier 1 ratio of 16.73%, Common Equity per Share of $61.82 and Tangible Book Value per Share of $50.15 at March 31, 2023.

SAN JUAN, Puerto Rico – (BUSINESS WIRE) – Popular, Inc. (the “Corporation,” “Popular,” “we,” “us,” “our”) (NASDAQ:BPOP) reported net income of $159.0 million for the quarter ended March 31, 2023, compared to net income of $257.1 million for the quarter ended December 31, 2022. Excluding the effects of the partial release of $68.2 million of the deferred tax asset valuation allowance, the net income for the fourth quarter was $188.9 million.

Ignacio Alvarez, President and Chief Executive Officer, said: “We reported strong results for the first quarter as we continued to support our clients during a period of increased volatility and uncertainty. Our diversified business model and strong deposit base, robust capital and liquidity positions are a source of strength and allow us to continue to meet our clients’ needs, as reflected by the growth in our loan portfolio and client base during the quarter. We remain optimistic about the opportunities that lie ahead as we remain vigilant of potential risks stemming from continued inflation and economic and market uncertainty. Economic trends in Puerto Rico are positive, and a considerable amount of recovery funds yet to be disbursed are expected to support additional economic activity in future years. I want to express my gratitude to our colleagues; it is their effort and commitment that lead to our customers’ continued trust in Popular.”

Significant Events

Issuance of Senior Notes

On March 13, 2023, the Corporation issued $400 million aggregate principal amount of 7.25% Senior Notes due 2028 (the “Notes”) in an underwritten public offering. The Corporation intends to use the net proceeds of the offering to redeem or repay $300 million aggregate principal amount of its outstanding 6.125% Senior Notes due September 2023.

Refer to Table I for further details of liquidity sources.

Earnings Highlights

(Unaudited)	Quarters ended
(Dollars in thousands, except per share information)	31-Mar-23	31-Dec-22	31-Mar-22
Net interest income	$531,656	$559,566	$494,312
Provision for credit losses (benefit)	47,637	49,531	(15,500)

Net interest income after provision for credit losses (benefit)	484,019	510,035	509,812
Other non-interest income	161,961	158,465	154,692
Operating expenses	440,687	461,708	402,339

Income before income tax	205,293	206,792	262,165
Income tax expense (benefit)	46,314	(50,347)	50,479

Net income	$158,979	$257,139	$211,686

Net income applicable to common stock	$158,626	$256,786	$211,333

Net income per common share - basic	$2.22	$3.56	$2.69

Net income per common share - diluted	$2.22	$3.56	$2.69

Net interest income on a taxable equivalent basis – Non-GAAP financial measure

Net interest income, on a taxable equivalent basis, is presented with its different components in Tables D and E for the quarter ended March 31, 2023 and comparable periods. Net interest income on a taxable equivalent basis is a non-GAAP financial measure. Management believes that this presentation provides meaningful information since it facilitates the comparison of revenues arising from taxable and tax-exempt sources.

Non-GAAP financial measures used by the Corporation may not be comparable to similarly named non-GAAP financial measures used by other companies.

For the quarter ended March 31, 2023, net interest income was $531.7 million, compared to $559.6 million in the previous quarter, a decrease of $27.9 million. The impact of two less days in the quarter results in a reduction of $9.0 million to net interest income and impacts the net interest margin for the quarter. Net interest income on a taxable equivalent basis for the first quarter of 2023 was $570.4 million compared to $621.5 million in the previous quarter, a decrease of $51.1 million. The higher variance in the taxable equivalent net interest income as compared to the GAAP net interest income is related to a higher effective tax during the first quarter of 2023 due to a higher disallowed interest expense as a result of the increase in the Corporation’s cost of deposits. Refer to the Income taxes discussion for further information.

Net interest margin for the quarter was 3.22% compared to 3.28% in the fourth quarter of 2022 or a decrease of 6 basis points. On a taxable equivalent basis, net interest margin for the first quarter of 2023 was 3.46%, compared to 3.64% for the prior quarter. The main variances in net interest income on a taxable equivalent basis were:

•	Lower interest income from money market, investment and trading securities by $15.4 million driven by lower average volume by $1.5 billion;

•	higher interest expense on deposits by $53.9 million due to the increase in rates, mainly from Puerto Rico government, commercial deposits and Popular Bank (“PB”) deposits;

Partially offset by:

•

higher interest income from loans by $18.1 million resulting from an increase in average loans by $336 million reflecting increases in both PB and Banco Popular de Puerto Rico (“BPPR”) and across most major lending segments except construction loans in PB. Loan origination in a higher interest rate environment and the repricing of adjustable-rate loans resulted in a higher yield on loans by 27 basis points. The categories with the highest impact were commercial loans with an increase of $10.8 million in interest income, or 31 basis points, and consumer loans which increased $4.2 million in interest income, or 59 basis points. The yield on the construction portfolio increased by 86 basis points but was offset by lower average balances.

Net interest income for the BPPR segment amounted to $449.8 million for the first quarter of 2023, compared to $472.4 million in the fourth quarter of 2022. Net interest margin decreased slightly to 3.24% compared to 3.26% in the fourth quarter of 2022. The decrease in net interest income of $22.6 million was mainly driven by a higher cost of deposits, partially offset by an improvement in the yield on earning assets. The latter increased 30 basis points driven by the repricing of money market investments and adjustable-rate loans and a higher average volume of loans by $150 million. Earning assets decreased by $1.5 billion, driven primarily by the decrease of P.R. public sector and commercial interest-bearing deposits. The cost of interest-bearing deposits increased 48 basis points to 1.61% from 1.13% the previous quarter. The increase in the cost of deposits was mainly impacted by the repricing of public funds and corporate clients. Total deposit costs for the quarter increased by 35 basis points, from 0.83% to 1.18%.

Net interest income for PB was $90.1 million for the quarter ended March 31, 2023, compared to $94.2 million during the previous quarter, a decrease of $4.1 million. Net interest margin decreased 21 basis points in the quarter to 3.34% compared to 3.55% in the fourth quarter of 2022. The decrease in net interest margin was mostly driven by a higher cost of deposits, partially offset by a higher volume of loans and the repricing of adjustable-rate loans driven by the changes in interest rates. The cost of interest-bearing deposits was 2.47% compared to 1.71%, or an increase of 76 basis points, while total deposit cost was 2.01% compared to 1.34% in the previous quarter.

Non-interest income

Non-interest income amounted to $162.0 million for the first quarter of 2023, an increase of $3.5 million compared to $158.5 million for the fourth quarter of 2022. The main factors that contributed to the variance in non-interest income were:

•

higher other service fees by $1.1 million mainly due to higher credit card fees, mainly from commercial clients, and higher investment management and trust fees, partially offset by lower insurance fees, including contingent payments typically received during the fourth quarter;

•

The first quarter of 2023’s results included $7.0 million in income from the successful insurance claim reimbursements related to prior period legal matters while the fourth quarter of 2022’s results included a gain of $8.2 million related to a recovery on the sale of a previously charged-off investment.

Refer to Table B for further details.

Operating expenses

Operating expenses for the first quarter of 2023 totaled $440.7 million, a decrease of $21.0 million when compared to the fourth quarter of 2022. The variance in operating expenses was driven primarily by:

•

lower professional fees by $15.7 million mainly due to lower advisory expenses arising from the Corporation’s Transformation initiative designed to expand its digital capabilities, modernize its technology platform, incurred in the fourth quarter of 2022; though this initiative is ongoing, its initial planning stages required certain up front expenditures in 2022;

•

lower technology and software expenses by $9.7 million mainly due to a decrease in IT professional and consulting fees by $7.6 million, driven by the incurrence during the fourth quarter of 2022 of higher Transformation initiative expenses, and lower network management, application processing and hosting expenses by $1.9 million;

•	lower other business promotion expenses by $9.3 million mainly due to lower seasonal donations, advertising and sponsorship expenses, which are typically higher in the fourth quarter; and

•	lower other operating expenses by $3.3 million mainly due to a reserve of $2.0 million in legal matters recorded during the fourth quarter of 2022 and lower mortgage servicing related losses;

partially offset by:

•

higher personnel costs by $8.6 million, mainly due to higher salaries by $8.9 million as a result of an increase in minimum salary at BPPR effective in January 2023 and higher headcount, an increase in health insurance costs by $2.8 million, and higher payroll taxes, fringe benefits and other compensation expenses by $5.2 million that traditionally are higher during the first quarter of the year; partially offset by a decrease in profit-sharing accrual of $8.0 million;

•	higher credit and debit card processing and transactional expenses by $2.3 million mainly due to higher volume of transactions;

•

higher FDIC deposit insurance expense by $2.5 million due to amendments to the Deposit Insurance Fund restoration plan implemented by the FDIC that increased the base deposit assessment rate by 2 basis points, annually, beginning with the first quarterly assessment period of 2023; and

•

lower other real estate owned (OREO) benefit by $7.5 million mainly due to lower gain on sale of mortgage and commercial properties by $5.1 million and lower expense claim reimbursement from federal government agency programs by $1.2 million.

Management believes that the level of expenditures related to the Corporation’s Transformation initiative incurred during the first quarter of 2023 reflects the current maturity of the project: as the initiative matures, expenses are expected to shift from being primarily advisory-related to expenses related to the development and execution of implementation plans, which have a slower pace of expenditure but are expected to accelerate as the year progresses.

Full-time equivalent employees were 8,975 as of March 31, 2023, compared to 8,813 as of December 31, 2022.

For a breakdown of operating expenses by category refer to Table B.

Income taxes

For the quarter ended March 31, 2023, the Corporation recorded an income tax expense of $46.3 million compared to an income tax benefit of $50.3 million for the previous quarter. The unfavorable variance in income tax expense was mainly attributable to a partial reversal of the deferred tax asset valuation allowance of the U.S. operation during the fourth quarter of 2022 of $68.2 million and a true-up adjustment of $9.5 million in relation to the fiscal year 2021 tax returns for the P.R. subsidiaries filed in the fourth quarter and related year-to-date adjustments for tax exempt income. The effective tax rate (“ETR”) for the first quarter of 2023 was of 23%. The ETR for the fourth quarter of 2022 was (24)%. Excluding the impact of the partial release of the valuation allowance and true up adjustment, the ETR for the fourth quarter was 12%. The higher ETR during the first quarter of 2023 is mainly due to lower projected tax-exempt income and higher disallowed interest expense deductions as a result of an increase in the Corporation’s projected interest expense for the remainder of 2023. Under the Puerto Rico income tax law, taxable income is computed excluding the exempt interest income but requires a disallowance of the related interest and administrative expenses allocated to support the exempt assets’ income, which has the effect of reducing the benefit of tax-exempt income.

The ETR of the Corporation is impacted by the composition and source of its taxable income. The Corporation expects its ETR for the year 2023 to be within a range from 21% to 26%.

Credit Quality

During the first quarter of 2023, the Corporation continued to reflect strong credit quality metrics with low levels of NCOs and decreasing NPLs. We continue to closely monitor changes in the macroeconomic environment and on borrower performance, given inflationary pressures and geopolitical risks. However, management believes that the improvement over recent years in the risk profile of the Corporation’s loan portfolios positions Popular to continue to operate successfully under the current environment.

The following presents credit quality results for the first quarter of 2023:

•

At March 31, 2023, total non-performing loans held-in-portfolio decreased by $27.1 million from December 31, 2022. BPPR’s NPLs decreased by $23.0 million, mostly driven by lower mortgage and consumer NPLs by $18.3 million and $13.7 million, respectively, in part offset by higher commercial loans NPLs by $8.8 million. The consumer NPLs decrease was mostly driven by a $10.5 million line of credit charge-off on a single relationship, while the commercial NPLs increase was driven by a $14.3 million loan relationship. PB’s NPLs decreased by $4.0 million quarter-over-quarter, mostly due to lower mortgage NPLs by $5.8 million. At March 31, 2023, the ratio of NPLs to total loans held-in-portfolio was at 1.3%, compared to 1.4% in the fourth quarter of 2022.

•

Inflows of NPLs held-in-portfolio, excluding consumer loans, increased by $6.8 million quarter-over-quarter. In BPPR, total inflows increased by $10.4 million, mainly driven by the abovementioned commercial relationship, while PB inflows decrease by $3.5 million quarter-over-quarter, mainly driven by lower commercial inflows by $2.8 million.

•

NCOs amounted to $32.8 million, increasing by $1.6 million when compared to the fourth quarter of 2022. BPPR’s NCOs increased by $11.6 million quarter-over-quarter, mainly driven by higher consumer NCOs by $10.4 million, mostly due to the previously mentioned $10.5 million line of credit charge-off. PB’s NCOs decreased by $10.0 million quarter-over-quarter, as the prior quarter included an $8.7 million charge-off on a healthcare loan. During the first quarter of 2023, the Corporation’s ratio of annualized net charge-offs to average loans held-in-portfolio was 0.41%, compared to 0.39% in the fourth quarter of 2022. Excluding the impact of the abovementioned $10.5 line of credit charge-off, the annualized net charge-off ratio was 0.28%. Refer to Table O for further information on net charge-offs and related ratios.

•

At March 31, 2023, the ACL decreased by $31.2 million from the fourth quarter of 2022 to $689.1 million. The Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2022-02 in March 2022, which eliminates the accounting guidance for troubled debt restructures (“TDRs”) and the requirement to measure the effect of the concession from a loan modification, for which the Corporation used a discounted cash flow (“DCF”) method. This impact resulted in a release in the ACL of approximately $45.6 million, mostly as a result of our mortgage TDR portfolio, presented as an adjustment to the beginning balance of retained earnings, net of tax effect. Excluding the impact of ASU 2022-02, the ACL increased by $14.4 million mainly within the Puerto Rico region. The ACL incorporated updated macroeconomic scenarios for Puerto Rico and the United States. Given that any one economic outlook is inherently uncertain, the Corporation leverages multiple scenarios to estimate its ACL. The baseline scenario continues to be assigned the highest probability, followed by the pessimistic scenario.

•

The 2023 annualized GDP growth in the baseline scenario stands at 2.1% and 1.3% for Puerto Rico and the United States, respectively, increasing from 1.3% and 0.7% in the previous quarter. The 2023 forecasted average unemployment rate continues strong, improving quarter-over-quarter to 6.9% and 3.5% for Puerto Rico and United States, respectively, from 7.8% and 4.0% respectively, in the previous forecast.

•

Excluding ASU 2022-02 impact, in BPPR the ACL increased by $13.8 million, mostly driven by reductions in the P.R. Home Pricing Index (“HPI”) forecast, higher loan volumes and migration of consumer credit scores. In the PB segment the ACL remained essentially flat quarter-over-quarter. The Corporation’s ratio of the allowance for credit losses to loans held-in-portfolio was 2.13% in the first quarter of 2023, compared to 2.25% in the previous quarter. The ratio of the allowance for credit losses to NPLs held-in-portfolio stood at 167.1%, compared to 163.9% in the previous quarter.

•

The provision for credit losses for the loan portfolios for the first quarter of 2023 was an expense of $47.1 million, compared to an expense of $48.3 million in the previous quarter, reflecting the previously mentioned changes in the allowance for credit losses. The provision for the BPPR segment was an expense of $45.2 million, compared to an expense of $44.4 million in the previous quarter, while the provision for PB was an expense of $1.9 million, compared to an expense of $3.9 million in the previous quarter.

•

The provision for unfunded loan commitments, provision for credit losses on our loan and lease portfolios and provision for credit losses on our investment portfolio are aggregated and presented in the provision for credit losses caption in our Statement of Operations.

Non-Performing Assets

(Unaudited)
(In thousands)	31-Mar-23	31-Dec-22	31-Mar-22
Non-performing loans held-in-portfolio	$412,383	$439,441	$519,921
Other real estate owned (“OREO”)	91,721	89,126	90,567

Total non-performing assets	$504,104	$528,567	$610,488

Net charge-offs (recoveries) for the quarter	$32,813	$31,200	$3,781

Ratios:
Loans held-in-portfolio	$32,338,373	$32,077,769	$29,588,190
Non-performing loans held-in-portfolio to loans held-in-portfolio	1.28%	1.37%	1.76%
Allowance for credit losses to loans held-in-portfolio	2.13	2.25	2.29
Allowance for credit losses to non-performing loans, excluding loans held-for-sale	167.11	163.91	130.36

Refer to Table M for additional information.

Provision for Credit Losses (Benefit) - Loan Portfolios

(Unaudited)	Quarters ended
(In thousands)	31-Mar-23	31-Dec-22	31-Mar-22
Provision for credit losses (benefit) - loan portfolios:
BPPR	$45,203	$44,383	$(12,661)
Popular U.S.	1,943	3,949	(1,744)

Total provision for credit losses (benefit) - loan portfolios	$47,146	$48,332	$(14,405)

Credit Quality by Segment

(Unaudited)
(In thousands)	Quarters ended
BPPR	31-Mar-23	31-Dec-22	31-Mar-22
Provision for credit losses (benefit) - loan portfolios	$45,203	$44,383	$(12,661)
Net charge-offs (recoveries)	31,464	19,846	5,502
Total non-performing loans held-in-portfolio	378,979	402,009	486,816
Allowance / loans held-in-portfolio	2.57%	2.73%	2.74%
Allowance / non-performing loans held-in-portfolio	154.89%	153.12%	118.45%

	Quarters ended
Popular U.S.	31-Mar-23	31-Dec-22	31-Mar-22
Provision for credit losses (benefit) - loan portfolios	$1,943	$3,949	$(1,744)
Net charge-offs (recoveries)	1,349	11,354	(1,721)
Total non-performing loans held-in-portfolio	33,404	37,432	33,105
Allowance / loans held-in-portfolio	1.07%	1.10%	1.18%
Allowance / non-performing loans held-in-portfolio	305.69%	279.86%	305.64%

Financial Condition Highlights

(Unaudited)
(In thousands)	31-Mar-23	31-Dec-22	31-Mar-22
Cash and money market investments	$6,560,301	$6,084,096	$10,508,840
Investment securities	25,951,936	26,553,317	26,658,289
Loans	32,338,373	32,077,769	29,588,190
Total assets	67,675,759	67,637,917	69,525,082
Deposits	60,953,888	61,227,227	62,862,295
Borrowings	1,402,626	1,400,319	1,060,706
Total liabilities	63,205,034	63,544,492	64,853,836
Stockholders’ equity	4,470,725	4,093,425	4,671,246

Total assets amounted to $67.7 billion at March 31, 2023, an increase of $37.8 million from the fourth quarter of 2022, driven by:

•

an increase in overnight FED fund balances of $483.1 million, reflecting net funding activities and the issuance of the $400 million senior notes due in 2028, offset by loan originations, the repayment of short-term borrowings and the reduction in deposits discussed below;

•

an increase in securities held to maturity of $37.8 million, mainly due to the amortization of $42.0 million of the discount related to securities previously reclassified from the available-for-sale to held-to-maturity (“HTM”), which has an offsetting unrealized loss included within other comprehensive income that is also being accreted, resulting in a neutral effect to earnings; and

•

an increase in loans held-in-portfolio of $260.6 million, reflected across all portfolios in BPPR, and an increase in commercial loans at PB, offset by a decrease in its construction and consumer loans portfolio.

partially offset by:

•	a decrease in other assets of $144.5 million due to a positive variance of $125.3 million in securities trade receivable; and

•

a decrease in securities available for sale of $631.2 million reflecting repayment and maturities, offset by a reduction of $215.5 million in unrealized losses mainly from U.S. Treasury and mortgage-backed securities at BPPR.

Total liabilities decreased by $339.5 million from the fourth quarter of 2022, driven by:

•

a decrease of $273.3 million in deposits, mainly in public sector accounts as well as interest bearing retail deposits at BPPR, partially offset by an increase at PB, mainly from time and savings deposits gathered through its direct channel; and

•	a decrease in short term borrowings of $365.0 million due to the repayment of advances with the FHLB at Popular Bank partially offset by:

•	an increase in notes payable of $392.4 million due to the issuance of $400 million in senior notes due on 2028.

Stockholders’ equity increased by $377.3 million from the fourth quarter of 2022, principally due to net income for the quarter of $159.0 million, the after-tax impact of the favorable variance in net unrealized losses in the portfolio of available-for-sale securities of $191.8 million, the amortization of the unrealized losses from securities reclassified to HTM as described above of $33.6 million, and the adoption of the new ASU during the quarter of $28.8 million, partially offset by dividends declared for the quarter.

Common equity tier-1 ratio (“CET1”), common equity per share and tangible book value per share were 16.73%, $61.82 and $50.15, respectively, at March 31, 2023, compared to 16.39%, $56.66 and $44.97 at December 31, 2022. Refer to Table A for capital ratios.

During the first quarter of 2023 the Corporation had no material incremental use of its available liquidity sources. At March 31, 2023, the Corporation’s available liquidity increased to $18.3 billion from $17.0 billion on December 31, 2022. Refer to Table I for additional information on the Corporation’s liquidity sources.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including without limitation those regarding Popular’s business, financial condition, results of operations, plans, objectives and future performance. These statements are not guarantees of future performance, are based on management’s current expectations and, by their nature, involve risks, uncertainties, estimates and assumptions. Potential factors, some of which are beyond the Corporation’s control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. Risks and uncertainties include, without limitation, the effect of competitive and economic factors, and our reaction to those factors, the adequacy of the allowance for loan losses, delinquency trends, market risk and the impact of interest rate changes, capital market conditions, capital adequacy and liquidity, the effect of legal and regulatory proceedings, new accounting standards on the Corporation’s financial condition and results of operations, the scope and duration of the COVID-19 pandemic (including the appearance of new strains of the virus), actions taken by governmental authorities in response thereto, and the direct and indirect impact of the pandemic on Popular, our customers, service providers and third parties. Other potential factors include Popular’s ability to successfully execute its transformation initiative, including, but not limited to, achieving projected earnings, efficiencies and return on tangible common equity and accurately anticipating costs and expenses associated therewith, changes to regulatory capital, liquidity and resolution-related requirements applicable to financial institutions in response to recent developments affecting the banking sector and the impact of bank failures or adverse developments at other banks and related negative media coverage of the banking industry in general on investor and depositor sentiment regarding the stability and liquidity of banks. All statements contained herein that are not clearly historical in nature, are forward-looking, and the words “anticipate,” “believe,” “continues,” “expect,” “estimate,” “intend,” “project” and similar expressions, and future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, are generally intended to identify forward-looking statements.

More information on the risks and important factors that could affect the Corporation’s future results and financial condition is included in our Form 10-K for the year ended December 31, 2022 and in our Form 10-Q for the quarter ended March 31, 2023 to be filed with the Securities and Exchange Commission. Our filings are available on the Corporation’s website (www.popular.com) and on the Securities and Exchange Commission website (www.sec.gov). The Corporation assumes no obligation to update or revise any forward-looking statements or information which speak as of their respective dates.

About Popular, Inc.

Popular, Inc. (NASDAQ: BPOP) is the leading financial institution in Puerto Rico, by both assets and deposits, and ranks among the top 50 U.S. bank holding companies by assets. Founded in 1893, Banco Popular de Puerto Rico, Popular’s principal subsidiary, provides retail, mortgage and commercial banking services in Puerto Rico and the U.S. Virgin Islands. Popular also offers in Puerto Rico auto and equipment leasing and financing, investment banking, broker-dealer and insurance services through specialized subsidiaries. In the mainland United States, Popular provides retail, mortgage and commercial banking services through its New York-chartered banking subsidiary, Popular Bank, which has branches located in New York, New Jersey and Florida.

Conference Call

Popular will hold a conference call to discuss its financial results today, Wednesday, April 26, 2023 at 11:00 a.m. Eastern Time. The call will be broadcast live over the Internet and can be accessed through the Investor Relations section of the Corporation’s website: www.popular.com.

Listeners are recommended to go to the website at least 15 minutes prior to the call to download and install any necessary audio software. The call may also be accessed through a dial-in telephone number 1-833-470-1428 (Toll Free) or 1-404-975-4839 (Local). The dial-in access code is 980053.

A replay of the webcast will be archived in Popular’s website. A telephone replay will be available one hour after the end of the conference call through Thursday, May 25, 2023. The replay dial in is: 1-866-813-9403 or 1-929-458-6194. The replay passcode is 275290.

An electronic version of this press release can be found at the Corporation’s website: www.popular.com.

Popular, Inc.

Financial Supplement to First Quarter 2023 Earnings Release

Table A - Selected Ratios and Other Information

Table B - Consolidated Statement of Operations

Table C - Consolidated Statement of Financial Condition

Table D - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - For the quarter ended March 31, 2023 and December 31, 2022

Table E - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - For the quarter ended March 31, 2023 and March 31, 2022

Table F - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - YEAR-TO-DATE [Left Blank]

Table G - Mortgage Banking Activities & Other Service Fees

Table H - Loans and Deposits

Table I - Liquidity Sources, Deposits and Borrowings

Table J - Loan Delinquency - PUERTO RICO OPERATIONS

Table K - Loan Delinquency - POPULAR U.S. OPERATIONS

Table L - Loan Delinquency - CONSOLIDATED

Table M - Non-Performing Assets

Table N - Activity in Non-Performing Loans

Table O - Allowance for Credit Losses, Net Charge-offs and Related Ratios

Table P - Allowance for Credit Losses - Loan Portfolios - CONSOLIDATED

Table Q - Allowance for Credit Losses - Loan Portfolios - PUERTO RICO OPERATIONS

Table R - Allowance for Credit Losses - Loan Portfolios - POPULAR U.S. OPERATIONS

Table S - Reconciliation to GAAP Financial Measures

POPULAR, INC.

Financial Supplement to First Quarter 2023 Earnings Release

Table A - Selected Ratios and Other Information

(Unaudited)

	Quarters ended
	31-Mar-23	31-Dec-22	31-Mar-22
Basic EPS	$2.22	$3.56	$2.69
Diluted EPS	$2.22	$3.56	$2.69
Average common shares outstanding	71,541,778	72,101,177	78,443,706
Average common shares outstanding - assuming dilution	71,606,196	72,192,680	78,595,463
Common shares outstanding at end of period	71,965,984	71,853,720	76,487,523
Market value per common share	$57.41	$66.32	$81.74
Market capitalization - (In millions)	$4,132	$4,765	$6,252
Return on average assets	0.93%	1.44%	1.14%
Return on average common equity	10.00%	16.59%	14.38%
Net interest margin (non-taxable equivalent basis)	3.22%	3.28%	2.75%
Net interest margin (taxable equivalent basis) -non-GAAP	3.46%	3.64%	3.05%
Common equity per share	$61.82	$56.66	$60.78
Tangible common book value per common share (non-GAAP) [1]	$50.15	$44.97	$51.16
Tangible common equity to tangible assets (non-GAAP) [1]	5.40%	4.84%	5.69%
Return on average tangible common equity [1]	11.51%	19.23%	16.40%
Tier 1 capital	16.79%	16.45%	16.33%
Total capital	18.61%	18.26%	18.19%
Tier 1 leverage	8.47%	8.06%	6.98%
Common Equity Tier 1 capital	16.73%	16.39%	16.26%

[1]	Refer to Table S for reconciliation to GAAP financial measures.

POPULAR, INC.

Financial Supplement to First Quarter 2023 Earnings Release

Table B - Consolidated Statement of Operations

(Unaudited)

	Quarters ended		Variance	Quarter ended	Variance
			Q1 2023		Q1 2023
(In thousands, except per share information)	31-Mar-23	31-Dec-22	vs. Q4 2022	31-Mar-22	vs. Q1 2022
Interest income:
Loans	$541,210	$522,042	$19,168	$426,791	$114,419
Money market investments	65,724	50,908	14,816	6,464	59,260
Investment securities	132,088	140,244	(8,156)	96,466	35,622

Total interest income	739,022	713,194	25,828	529,721	209,301

Interest expense:
Deposits	193,215	139,338	53,877	24,783	168,432
Short-term borrowings	2,885	4,488	(1,603)	80	2,805
Long-term debt	11,266	9,802	1,464	10,546	720

Total interest expense	207,366	153,628	53,738	35,409	171,957

Net interest income	531,656	559,566	(27,910)	494,312	37,344
Provision for credit losses (benefit)	47,637	49,531	(1,894)	(15,500)	63,137

Net interest income after provision for credit losses (benefit)	484,019	510,035	(26,016)	509,812	(25,793)

Service charges on deposit accounts	34,678	34,682	(4)	40,713	(6,035)
Other service fees	90,076	89,022	1,054	77,134	12,942
Mortgage banking activities	7,400	6,562	838	12,865	(5,465)
Net gain (loss), including impairment, on equity securities	1,100	317	783	(2,094)	3,194
Net gain (loss) on trading account debt securities	378	162	216	(723)	1,101
Adjustments to indemnity reserves on loans sold	612	(221)	833	(745)	1,357
Other operating income	27,717	27,941	(224)	27,542	175

Total non-interest income	161,961	158,465	3,496	154,692	7,269

Operating expenses:
Personnel costs
Salaries	125,393	116,503	8,890	98,673	26,720
Commissions, incentives and other bonuses	31,162	39,570	(8,408)	35,521	(4,359)
Pension, postretirement and medical insurance	15,378	12,452	2,926	12,783	2,595
Other personnel costs, including payroll taxes	26,827	21,612	5,215	20,019	6,808

Total personnel costs	198,760	190,137	8,623	166,996	31,764
Net occupancy expenses	26,039	27,812	(1,773)	24,723	1,316
Equipment expenses	8,412	9,828	(1,416)	8,389	23
Other taxes	16,291	16,142	149	15,715	576
Professional fees	33,431	49,159	(15,728)	36,792	(3,361)
Technology and software expenses	68,559	78,264	(9,705)	70,535	(1,976)
Processing and transactional services
Credit and debit cards	12,550	10,278	2,272	11,472	1,078
Other processing and transactional services	21,359	22,509	(1,150)	19,481	1,878

Total processing and transactional services	33,909	32,787	1,122	30,953	2,956
Communications	4,088	3,857	231	3,673	415
Business promotion
Rewards and customer loyalty programs	12,348	13,538	(1,190)	10,021	2,327
Other business promotion	6,523	14,596	(8,073)	5,062	1,461

Total business promotion	18,871	28,134	(9,263)	15,083	3,788
FDIC deposit insurance	8,865	6,342	2,523	7,372	1,493
Other real estate owned (OREO) income	(1,694)	(9,180)	7,486	(2,713)	1,019
Other operating expenses
Operational losses	6,800	9,018	(2,218)	11,825	(5,025)
All other	17,561	18,614	(1,053)	12,105	5,456

Total other operating expenses	24,361	27,632	(3,271)	23,930	431
Amortization of intangibles	795	794	1	891	(96)

Total operating expenses	440,687	461,708	(21,021)	402,339	38,348

Income before income tax	205,293	206,792	(1,499)	262,165	(56,872)
Income tax (benefit) expense	46,314	(50,347)	96,661	50,479	(4,165)
Net income	$158,979	$257,139	$(98,160)	$211,686	$(52,707)

Net income applicable to common stock	$158,626	$256,786	$(98,160)	$211,333	$(52,707)

Net income per common share - basic	$2.22	$3.56	$(1.34)	$2.69	$(0.47)

Net income per common share - diluted	$2.22	$3.56	$(1.34)	$2.69	$(0.47)

Dividends Declared per Common Share	$0.55	$0.55	$—	$0.55	$—

Popular, Inc.

Financial Supplement to First Quarter 2023 Earnings Release

Table C - Consolidated Statement of Financial Condition

(Unaudited)

				Variance
				Q1 2023 vs.
(In thousands)	31-Mar-23	31-Dec-22	31-Mar-22	Q4 2022
Assets:
Cash and due from banks	$462,013	$469,501	$439,148	$(7,488)
Money market investments	6,098,288	5,614,595	10,069,692	483,693
Trading account debt securities, at fair value	29,839	27,723	36,042	2,116
Debt securities available-for-sale, at fair value	17,173,128	17,804,374	26,359,915	(631,246)
Debt securities held-to-maturity, at amortized cost	8,563,052	8,525,366	75,984	37,686
Less: Allowance for credit losses	6,792	6,911	7,844	(119)

Total debt securities held-to-maturity, net	8,556,260	8,518,455	68,140	37,805

Equity securities	185,917	195,854	186,348	(9,937)
Loans held-for-sale, at lower of cost or fair value	11,181	5,381	55,150	5,800
Loans held-in-portfolio	32,645,023	32,372,925	29,856,356	272,098
Less: Unearned income	306,650	295,156	268,166	11,494
Allowance for credit losses	689,120	720,302	677,792	(31,182)

Total loans held-in-portfolio, net	31,649,253	31,357,467	28,910,398	291,786

Premises and equipment, net	508,007	498,711	488,390	9,296
Other real estate	91,721	89,126	90,567	2,595
Accrued income receivable	239,815	240,195	204,466	(380)
Mortgage servicing rights, at fair value	127,475	128,350	125,358	(875)
Other assets	1,703,285	1,847,813	1,755,847	(144,528)
Goodwill	827,428	827,428	720,293	—
Other intangible assets	12,149	12,944	15,328	(795)

Total assets	$67,675,759	$67,637,917	$69,525,082	$37,842

Liabilities and Stockholders’ Equity:
Liabilities:
Deposits:
Non-interest bearing	$15,940,850	$15,960,557	$16,096,666	$(19,707)
Interest bearing	45,013,038	45,266,670	46,765,629	(253,632)

Total deposits	60,953,888	61,227,227	62,862,295	(273,339)

Assets sold under agreements to repurchase	123,499	148,609	72,819	(25,110)
Other short-term borrowings	—	365,000	—	(365,000)
Notes payable	1,279,127	886,710	987,887	392,417
Other liabilities	848,520	916,946	930,835	(68,426)

Total liabilities	63,205,034	63,544,492	64,853,836	(339,458)

Stockholders’ equity:
Preferred stock	22,143	22,143	22,143	—
Common stock	1,047	1,047	1,046	—
Surplus	4,792,619	4,790,993	4,571,111	1,626
Retained earnings	3,982,140	3,834,348	3,143,004	147,792
Treasury stock	(2,025,399)	(2,030,178)	(1,668,820)	4,779
Accumulated other comprehensive loss, net of tax	(2,301,825)	(2,524,928)	(1,397,238)	223,103

Total stockholders’ equity	4,470,725	4,093,425	4,671,246	377,300

Total liabilities and stockholders’ equity	$67,675,759	$67,637,917	$69,525,082	$37,842

Popular, Inc.

Financial Supplement to First Quarter 2023 Earnings Release

Table D - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP)

For the quarters ended March 31, 2023 and December 31, 2022

(Unaudited)
Average Volume			Average Yields / Costs				Interest			Variance Attributable to
31-Mar-23	31-Dec-22	Variance	31-Mar-23	31-Dec-22	Variance		31-Mar-23	31-Dec-22	Variance	Rate	Volume
(In millions)							(In thousands)
$5,736	$5,262	$474	4.65%	3.84%	0.81%	Money market investments	$65,724	$50,907	$14,817	$9,946	$4,871
28,862	30,843	(1,981)	2.22	2.44	(0.22)	Investment securities [1]	158,914	189,189	(30,275)	(19,127)	(11,148)
31	30	1	4.47	4.28	0.19	Trading securities	338	325	13	7	6

34,629	36,135	(1,506)	2.63	2.65	(0.02)	Total money market, investment and trading securities	224,976	240,421	(15,445)	(9,174)	(6,271)

						Loans:
15,761	15,503	258	6.32	6.01	0.31	Commercial	245,469	234,707	10,762	6,824	3,938
732	769	(37)	8.40	7.54	0.86	Construction	15,155	14,615	540	1,263	(723)
1,588	1,557	31	6.12	5.92	0.20	Leasing	24,282	23,049	1,233	760	473
7,388	7,346	42	5.46	5.38	0.08	Mortgage	100,773	98,880	1,893	1,330	563
3,020	2,961	59	12.85	12.26	0.59	Consumer	95,715	91,519	4,196	2,078	2,118
3,559	3,576	(17)	8.14	7.98	0.16	Auto	71,407	71,910	(503)	(173)	(330)

32,048	31,712	336	6.97	6.70	0.27	Total loans	552,801	534,680	18,121	12,082	6,039

$66,677	$67,847	$(1,170)	4.72%	4.54%	0.18%	Total earning assets	$777,777	$775,101	$2,676	$2,908	$(232)

						Interest bearing deposits:
$23,313	$24,399	$(1,086)	2.52%	1.73%	0.79%	NOW and money market [2]	$144,970	$106,591	$38,379	$42,884	$(4,505)
15,029	15,248	(219)	0.47	0.29	0.18	Savings	17,443	10,971	6,472	6,771	(299)
7,099	6,675	424	1.76	1.29	0.47	Time deposits	30,802	21,776	9,026	7,264	1,762

45,441	46,322	(881)	1.72	1.19	0.53	Total interest bearing deposits	193,215	139,338	53,877	56,919	(3,042)

15,704	16,110	(406)				Non-interest bearing demand deposits

61,145	62,432	(1,287)	1.28	0.89	0.39	Total deposits	193,215	139,338	53,877	56,919	(3,042)

247	450	(203)	4.74	3.96	0.78	Short-term borrowings	2,885	4,488	(1,603)	710	(2,313)
947	913	34	4.78	4.30	0.48	Other medium and long-term debt	11,266	9,802	1,464	855	609

46,635	47,685	(1,050)	1.80	1.28	0.52	Total interest bearing liabilities (excluding demand deposits)	207,366	153,628	53,738	58,484	(4,746)

4,338	4,052	286				Other sources of funds

$66,677	$67,847	$(1,170)	1.26%	0.90%	0.36%	Total source of funds	207,366	153,628	53,738	58,484	(4,746)

			3.46%	3.64%	(0.18)%	Net interest margin/income on a taxable equivalent basis (Non-GAAP)	570,411	621,473	(51,062)	$(55,576)	$4,514

			2.92%	3.26%	(0.34)%	Net interest spread

						Taxable equivalent adjustment	38,755	61,907	(23,152)

			3.22%	3.28%	(0.06)%	Net interest margin/income non-taxable equivalent basis (GAAP)	$531,656	$559,566	$(27,910)

Note: The changes that are not due solely to volume or rate are allocated to volume and rate based on the proportion of the change in each category.

[1]	Average balances exclude unrealized gains or losses on debt securities available-for-sale and the unrealized loss related to certain securities transferred from available-for-sale to held-to-maturity.
[2]	Includes interest bearing demand deposits corresponding to certain government entities in Puerto Rico.

Popular, Inc.

Financial Supplement to First Quarter 2023 Earnings Release

Table E - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP)

For the quarters ended March 31, 2023 and March 31, 2022

(Unaudited)

Average Volume			Average Yields / Costs				Interest			Variance Attributable to
31-Mar-23	31-Mar-22	Variance	31-Mar-23	31-Mar-22	Variance		31-Mar-23	31-Mar-22	Variance	Rate	Volume

(In millions)							(In thousands)
$5,736	$14,763	$(9,027)	4.65%	0.18%	4.47%	Money market investments	$65,724	$6,464	$59,260	$65,572	$(6,312)
28,862	28,471	391	2.22	1.95	0.27	Investment securities [1]	158,914	137,350	21,564	21,280	284
31	70	(39)	4.47	5.90	(1.43)	Trading securities	338	1,019	(681)	(206)	(475)

34,629	43,304	(8,675)	2.63	1.35	1.28	Total money market, investment and trading securities	224,976	144,833	80,143	86,646	(6,503)

						Loans:
15,761	13,741	2,020	6.32	5.08	1.24	Commercial	245,469	172,128	73,341	45,728	27,613
732	727	5	8.40	5.45	2.95	Construction	15,155	9,758	5,397	5,320	77
1,588	1,393	195	6.12	5.95	0.17	Leasing	24,282	20,720	3,562	586	2,976
7,388	7,388	—	5.46	5.24	0.22	Mortgage	100,773	96,768	4,005	4,005	—
3,020	2,537	483	12.85	11.20	1.65	Consumer	95,715	70,062	25,653	11,118	14,535
3,559	3,460	99	8.14	8.12	0.02	Auto	71,407	69,252	2,155	169	1,986

32,048	29,246	2,802	6.97	6.06	0.91	Total loans	552,801	438,688	114,113	66,926	47,187

$66,677	$72,550	$(5,873)	4.72%	3.25%	1.47%	Total earning assets	$777,777	$583,521	$194,256	$153,572	$40,684

						Interest bearing deposits:
$23,313	$28,288	$(4,975)	2.52%	0.10%	2.42%	NOW and money market [2]	$144,970	$7,323	$137,647	$139,459	$(1,812)
15,029	16,434	(1,405)	0.47	0.16	0.31	Savings	17,443	6,564	10,879	12,314	(1,435)
7,099	6,737	362	1.76	0.66	1.10	Time deposits	30,802	10,896	19,906	16,703	3,203

45,441	51,459	(6,018)	1.72	0.20	1.52	Total interest bearing deposits	193,215	24,783	168,432	168,476	(44)

15,704	16,143	(439)				Non-interest bearing demand deposits

61,145	67,602	(6,457)	1.28	0.15	1.13	Total deposits	193,215	24,783	168,432	168,476	(44)

247	91	156	4.74	0.36	4.38	Short-term borrowings	2,885	80	2,805	2,081	724
947	1,013	(66)	4.78	4.18	0.60	Other medium and long-term debt	11,266	10,546	720	426	294

46,635	52,563	(5,928)	1.80	0.27	1.53	Total interest bearing liabilities (excluding demand deposits)	207,366	35,409	171,957	170,983	974

4,338	3,844	494				Other sources of funds

$66,677	$72,550	$(5,873)	1.26%	0.20%	1.06%	Total source of funds	207,366	35,409	171,957	170,983	974

			3.46%	3.05%	0.41%	Net interest margin/income on a taxable equivalent basis (Non-GAAP)	570,411	548,112	22,299	$(17,411)	$39,710

			2.92%	2.98%	(0.06)%	Net interest spread

						Taxable equivalent adjustment	38,755	53,800	(15,045)

			3.22%	2.75%	0.47%	Net interest margin/income non-taxable equivalent basis (GAAP)	$531,656	$494,312	$37,344

Note: The changes that are not due solely to volume or rate are allocated to volume and rate based on the proportion of the change in each category.

[1]	Average balances exclude unrealized gains or losses on debt securities available-for-sale and the unrealized loss related to certain securities transferred from available-for-sale to held-to-maturity.
[2]	Includes interest bearing demand deposits corresponding to certain government entities in Puerto Rico.

Popular, Inc.

Financial Supplement to First Quarter 2023 Earnings Release

Table F – Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - YEAR-TO-DATE

[THIS PAGE INTENTIONALLY LEFT BLANK]

Popular, Inc.

Financial Supplement to First Quarter 2023 Earnings Release

Table G - Mortgage Banking Activities and Other Service Fees

(Unaudited)

Mortgage Banking Activities

	Quarters ended			Variance
(In thousands)	31-Mar-23	31-Dec-22	31-Mar-22	Q1 2023 vs.Q4 2022	Q1 2023 vs.Q1 2022
Mortgage servicing fees, net of fair value adjustments:
Mortgage servicing fees	$8,689	$8,852	$9,323	$(163)	$(634)
Mortgage servicing rights fair value adjustments	(1,376)	(2,610)	1,088	1,234	(2,464)

Total mortgage servicing fees, net of fair value adjustments	7,313	6,242	10,411	1,071	(3,098)

Net gain (loss) on sale of loans, including valuation on loans held-for-sale	263	123	(1,534)	140	1,797

Trading account (loss) profit:
Unrealized (loss) gains on outstanding derivative positions	(131)	—	2	(131)	(133)
Realized gains on closed derivative positions	56	310	4,135	(254)	(4,079)

Total trading account (loss) profit	(75)	310	4,137	(385)	(4,212)

Losses on repurchased loans, including interest advances	(101)	(113)	(149)	12	48

Total mortgage banking activities	$7,400	$6,562	$12,865	$838	$(5,465)

Other Service Fees

	Quarters ended			Variance
(In thousands)	31-Mar-23	31-Dec-22	31-Mar-22	Q1 2023 vs.Q4 2022	Q1 2023 vs.Q1 2022
Other service fees:
Debit card fees	$13,166	$13,379	$11,779	$(213)	$1,387
Insurance fees	13,873	14,587	14,156	(714)	(283)
Credit card fees	40,498	39,777	33,642	721	6,856
Sale and administration of investment products	6,558	5,793	5,791	765	767
Trust fees	5,775	5,223	5,927	552	(152)
Other fees	10,206	10,263	5,839	(57)	4,367

Total other service fees	$90,076	$89,022	$77,134	$1,054	$12,942

Popular, Inc.

Financial Supplement to First Quarter 2023 Earnings Release

Table H - Loans and Deposits

(Unaudited)

Loans - Ending Balances

				Variance
(In thousands)	31-Mar-23	31-Dec-22	31-Mar-22	Q1 2023 vs.Q4 2022	Q1 2023 vs.Q1 2022
Loans held-in-portfolio:
Commercial	$16,005,261	$15,739,132	$14,028,246	$266,129	$1,977,015
Construction	698,996	757,984	744,783	(58,988)	(45,787)
Leasing	1,614,344	1,585,739	1,426,122	28,605	188,222
Mortgage	7,405,907	7,397,471	7,326,346	8,436	79,561
Auto	3,517,940	3,512,530	3,430,162	5,410	87,778
Consumer	3,095,925	3,084,913	2,632,531	11,012	463,394

Total loans held-in-portfolio	$32,338,373	$32,077,769	$29,588,190	$260,604	$2,750,183

Loans held-for-sale:
Mortgage	$11,181	$5,381	$55,150	$5,800	$(43,969)

Total loans held-for-sale	$11,181	$5,381	$55,150	$5,800	$(43,969)

Total loans	$32,349,554	$32,083,150	$29,643,340	$266,404	$2,706,214

Deposits - Ending Balances

				Variance
(In thousands)	31-Mar-23	31-Dec-22	31-Mar-22	Q1 2023 vs. Q4 2022	Q1 2023 vs.Q1 2022
Demand deposits [1]	$26,191,672	$26,382,605	$25,684,715	$(190,933)	$506,957
Savings, NOW and money market deposits (non-brokered)	26,622,020	27,265,156	29,318,333	(643,136)	(2,696,313)
Savings, NOW and money market deposits (brokered)	734,069	798,064	768,558	(63,995)	(34,489)
Time deposits (non-brokered)	6,891,051	6,442,886	6,964,848	448,165	(73,797)
Time deposits (brokered CDs)	515,076	338,516	125,841	176,560	389,235

Total deposits	$60,953,888	$61,227,227	$62,862,295	$(273,339)	$(1,908,407)

[1]	Includes interest and non-interest bearing demand deposits.

Popular, Inc.

Financial Supplement to First Quarter 2023 Earnings Release

Table I - Liquidity Sources, Deposits and Borrowings

(Unaudited)

Liquidity Sources	31-Mar-23			31-Dec-22
(In thousands)	BPPR	Popular U.S.	Total	BPPR	Popular U.S.	Total
Unpledged securities and unused funding sources:
Money market (excess funds at the Federal Reserve Bank)	$5,181,531	$909,613	$6,091,144	$5,240,100	$367,966	$5,608,066
Unpledged securities	7,690,887	273,980	7,694,867	7,494,189	326,599	7,820,788
FHLB borrowing capacity	1,623,246	1,127,316	2,750,562	1,389,579	722,005	2,111,584
Discount window of the Federal Reserve Bank borrowing capacity	1,132,411	331,753	1,464,164	1,090,308	329,385	1,419,693

Total available liquidity	$15,628,075	$2,642,662	$18,270,737	$15,214,176	$1,745,955	$16,960,131

Deposits

	31-Mar-23
(In thousands)	BPPR	% of Total	Popular U.S.	% of Total	Popular, Inc. (Consolidated)	% of Total
Deposits:
Deposits balances under $250,000 [1]	$24,823,608	47%	$5,979,010	62%	$30,802,618	51%
Transactional deposits balances over $250,000	9,503,850	18%	2,151,732	22%	11,655,582	19%
Time deposits balances over $250,000	1,869,792	4%	255,322	3%	2,125,114	3%
Foreign deposits	412,444	1%		—%	412,444	1
Collateralized public funds	15,712,622	30%	245,508	3%	15,958,130	26%
Intercompany deposits	134,110	—%	986,943	10%	—	—%

Total deposits	$52,456,426	100%	$9,618,515	100%	$60,953,888	100%

[1]	Includes the first $250,000 in balances of transactional and time deposit accounts with balances in excess of $250,000.

	31-Dec-22
(In thousands)	BPPR	% of Total	Popular U.S.	% of Total	Popular, Inc. (Consolidated)	% of Total
Deposits
Deposits balances under $250,000 [1]	$24,505,697	46%	$5,231,417	60%	$29,737,114	49%
Transactional deposits balances over $250,000	9,957,877	19%	2,674,841	31%	12,632,718	21%
Time deposits balances over $250,000	1,920,455	4%	167,067	2%	2,087,522	3%
Foreign deposits	425,855	1%	—	—%	425,855	1%
Collateralized public funds	16,233,342	31%	110,676	1%	16,344,018	27%
Intercompany deposits	135,172	—%	482,167	6%	—	—%

Total deposits	$53,178,398	100%	$8,666,168	100%	$61,227,227	100%

[1]	Includes the first $250,000 in balances of transactional and time deposit accounts with balances in excess of $250,000.

Borrowings	31-Mar-23				31-Dec-22
(In thousands)	BPPR	Popular U.S.	All other entities	Total	BPPR	Popular U.S.	All other entities	Total
Assets sold under agreements to repurchase	$25,158	$98,341	$—	$123,499	$25,496	$123,113	$—	$148,609
FHLB borrowings	82,292	305,990	—	388,282	83,292	670,990	—	754,282
Federal discount window / bank term funding program (BTFP)	—	—	—	—	—	—	—	—
Notes payable
Unsecured senior debt securities maturing on September 2023	—	—	299,426	299,426	—	—	299,109	299,109
Unsecured senior debt securities maturing on March 2028	—	—	393,093	393,093	—	—	—	—
Junior subordinated deferrable interest debentures	—	—	198,326	198,326	—	—	198,319	198,319

Total borrowings	$107,450	$404,331	$890,845	$1,402,626	$108,788	$794,103	$497,428	$1,400,319

Popular, Inc.

Financial Supplement to First Quarter 2023 Earnings Release

Table J - Loan Delinquency -BPPR Operations

(Unaudited)

31-Mar-23
BPPR
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$650	$—	$185	$835	$291,971	$292,806	$185	$—
Commercial real estate:
Non-owner occupied	2,739	1,584	22,856	27,179	2,858,304	2,885,483	22,856	—
Owner occupied	21,496	—	37,779	59,275	1,438,228	1,497,503	37,779	—
Commercial and industrial	17,934	793	31,847	50,574	3,883,859	3,934,433	30,132	1,715
Construction	8,081	—	—	8,081	147,268	155,349	—	—
Mortgage	183,187	81,729	515,752	780,668	5,336,016	6,116,684	224,075	291,677
Leasing	12,301	2,605	6,103	21,009	1,593,335	1,614,344	6,103	—
Consumer:
Credit cards	7,162	5,823	12,061	25,046	1,021,129	1,046,175	—	12,061
Home equity lines of credit	—	—	—	—	2,865	2,865	—	—
Personal	14,131	8,990	17,427	40,548	1,572,370	1,612,918	17,412	15
Auto	60,324	12,684	39,516	112,524	3,405,416	3,517,940	39,516	—
Other	1,264	49	1,091	2,404	127,608	130,012	921	170

Total	$329,269	$114,257	$684,617	$1,128,143	$21,678,369	$22,806,512	$378,979	$305,638

31-Dec-22
BPPR
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$425	$—	$242	$667	$280,706	$281,373	$242	$—
Commercial real estate:
Non-owner occupied	941	428	23,662	25,031	2,732,296	2,757,327	23,662	—
Owner occupied	729	245	23,990	24,964	1,563,092	1,588,056	23,990	—
Commercial and industrial	3,036	941	35,777	39,754	3,756,754	3,796,508	34,277	1,500
Construction	—	—	—	—	147,041	147,041	—	—
Mortgage	222,926	91,881	579,993	894,800	5,215,479	6,110,279	242,391	337,602
Leasing	11,983	3,563	5,941	21,487	1,564,252	1,585,739	5,941	—
Consumer:
Credit cards	7,106	5,049	11,910	24,065	1,017,766	1,041,831	—	11,910
Home equity lines of credit	—	—	—	—	2,954	2,954	—	—
Personal	13,232	8,752	18,082	40,066	1,545,621	1,585,687	18,082	—
Auto	68,868	19,243	40,978	129,089	3,383,441	3,512,530	40,978	—
Other	487	87	12,682	13,256	124,324	137,580	12,446	236

Total	$329,733	$130,189	$753,257	$1,213,179	$21,333,726	$22,546,905	$402,009	$351,248

Variance
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$225	$—	$(57)	$168	$11,265	$11,433	$(57)	$—
Commercial real estate:
Non-owner occupied	1,798	1,156	(806)	2,148	126,008	128,156	(806)	—
Owner occupied	20,767	(245)	13,789	34,311	(124,864)	(90,553)	13,789	—
Commercial and industrial	14,898	(148)	(3,930)	10,820	127,105	137,925	(4,145)	215
Construction	8,081	—	—	8,081	227	8,308	—	—
Mortgage	(39,739)	(10,152)	(64,241)	(114,132)	120,537	6,405	(18,316)	(45,925)
Leasing	318	(958)	162	(478)	29,083	28,605	162	—
Consumer:
Credit cards	56	774	151	981	3,363	4,344	—	151
Home equity lines of credit	—	—	—	—	(89)	(89)	—	—
Personal	899	238	(655)	482	26,749	27,231	(670)	15
Auto	(8,544)	(6,559)	(1,462)	(16,565)	21,975	5,410	(1,462)	—
Other	777	(38)	(11,591)	(10,852)	3,284	(7,568)	(11,525)	(66)

Total	$(464)	$(15,932)	$(68,640)	$(85,036)	$344,643	$259,607	$(23,030)	$(45,610)

Popular, Inc.

Financial Supplement to First Quarter 2023 Earnings Release

Table K - Loan Delinquency - Popular U.S. Operations

(Unaudited)

31-Mar-23
Popular U.S.
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$—	$—	$421	$421	$2,043,130	$2,043,551	$421	$—
Commercial real estate:
Non-owner occupied	16,033	—	207	16,240	1,748,952	1,765,192	207	—
Owner occupied	18,042	—	5,095	23,137	1,497,947	1,521,084	5,095	—
Commercial and industrial	13,779	3	5,570	19,352	2,045,857	2,065,209	5,325	245
Construction	7,165	—	—	7,165	536,482	543,647	—	—
Mortgage	22,041	1,499	14,719	38,259	1,250,964	1,289,223	14,719	—
Consumer:
Credit cards	—	—	—	—	21	21	—	—
Home equity lines of credit	496	70	4,618	5,184	61,838	67,022	4,618	—
Personal	1,900	1,259	2,505	5,664	222,487	228,151	2,505	—
Other	2	—	514	516	8,245	8,761	514	—

Total	$79,458	$2,831	$33,649	$115,938	$9,415,923	$9,531,861	$33,404	$245

31-Dec-22
Popular U.S.
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$2,177	$—	$—	$2,177	$2,038,163	$2,040,340	$—	$—
Commercial real estate:
Non-owner occupied	484	—	1,454	1,938	1,740,405	1,742,343	1,454	—
Owner occupied	—	—	5,095	5,095	1,485,398	1,490,493	5,095	—
Commercial and industrial	12,960	2,205	4,685	19,850	2,022,842	2,042,692	4,319	366
Construction	—	—	—	—	610,943	610,943	—	—
Mortgage	16,131	5,834	20,488	42,453	1,244,739	1,287,192	20,488	—
Consumer:
Credit cards	—	—	—	—	39	39	—	—
Home equity lines of credit	413	161	4,110	4,684	64,278	68,962	4,110	—
Personal	1,808	1,467	1,958	5,233	232,659	237,892	1,958	—
Other	—	—	8	8	9,960	9,968	8	—

Total	$33,973	$9,667	$37,798	$81,438	$9,449,426	$9,530,864	$37,432	$366

Variance
	Past due						Past due 90 days or more
	30-59	60-89	90 days	Total			Non-accrual	Accruing
(In thousands)	days	days	or more	past due	Current	Loans HIP	loans	loans
Commercial multi-family	$(2,177)	$—	$421	$(1,756)	$4,967	$3,211	$421	$—
Commercial real estate:
Non-owner occupied	15,549	—	(1,247)	14,302	8,547	22,849	(1,247)	—
Owner occupied	18,042	—	—	18,042	12,549	30,591	—	—
Commercial and industrial	819	(2,202)	885	(498)	23,015	22,517	1,006	(121)
Construction	7,165	—	—	7,165	(74,461)	(67,296)	—	—
Mortgage	5,910	(4,335)	(5,769)	(4,194)	6,225	2,031	(5,769)	—
Consumer:
Credit cards	—	—	—	—	(18)	(18)	—	—
Home equity lines of credit	83	(91)	508	500	(2,440)	(1,940)	508	—
Personal	92	(208)	547	431	(10,172)	(9,741)	547	—
Other	2	—	506	508	(1,715)	(1,207)	506	—

Total	$45,485	$(6,836)	$(4,149)	$34,500	$(33,503)	$997	$(4,028)	$(121)

Popular, Inc.

Financial Supplement to First Quarter 2023 Earnings Release

Table L - Loan Delinquency - Consolidated

(Unaudited)

31-Mar-23
Popular, Inc.
	Past due						Past due 90 days or more
	30-59	60-89	90 days	Total			Non-accrual	Accruing
(In thousands)	days	days	or more	past due	Current	Loans HIP	loans	loans
Commercial multi-family	$650	$—	$606	$1,256	$2,335,101	$2,336,357	$606	$—
Commercial real estate:
Non-owner occupied	18,772	1,584	23,063	43,419	4,607,256	4,650,675	23,063	—
Owner occupied	39,538	—	42,874	82,412	2,936,175	3,018,587	42,874	—
Commercial and industrial	31,713	796	37,417	69,926	5,929,716	5,999,642	35,457	1,960
Construction	15,246	—	—	15,246	683,750	698,996	—	—
Mortgage	205,228	83,228	530,471	818,927	6,586,980	7,405,907	238,794	291,677
Leasing	12,301	2,605	6,103	21,009	1,593,335	1,614,344	6,103	—
Consumer:
Credit cards	7,162	5,823	12,061	25,046	1,021,150	1,046,196	—	12,061
Home equity lines of credit	496	70	4,618	5,184	64,703	69,887	4,618	—
Personal	16,031	10,249	19,932	46,212	1,794,857	1,841,069	19,917	15
Auto	60,324	12,684	39,516	112,524	3,405,416	3,517,940	39,516	—
Other	1,266	49	1,605	2,920	135,853	138,773	1,435	170

Total	$408,727	$117,088	$718,266	$1,244,081	$31,094,292	$32,338,373	$412,383	$305,883

31-Dec-22
Popular, Inc.
	Past due						Past due 90 days or more
	30-59	60-89	90 days	Total			Non-accrual	Accruing
(In thousands)	days	days	or more	past due	Current	Loans HIP	loans	loans
Commercial multi-family	$2,602	$—	$242	$2,844	$2,318,869	$2,321,713	$242	$—
Commercial real estate:
Non-owner occupied	1,425	428	25,116	26,969	4,472,701	4,499,670	25,116	—
Owner occupied	729	245	29,085	30,059	3,048,490	3,078,549	29,085	—
Commercial and industrial	15,996	3,146	40,462	59,604	5,779,596	5,839,200	38,596	1,866
Construction	—	—	—	—	757,984	757,984	—	—
Mortgage	239,057	97,715	600,481	937,253	6,460,218	7,397,471	262,879	337,602
Leasing	11,983	3,563	5,941	21,487	1,564,252	1,585,739	5,941	—
Consumer:
Credit cards	7,106	5,049	11,910	24,065	1,017,805	1,041,870	—	11,910
Home equity lines of credit	413	161	4,110	4,684	67,232	71,916	4,110	—
Personal	15,040	10,219	20,040	45,299	1,778,280	1,823,579	20,040	—
Auto	68,868	19,243	40,978	129,089	3,383,441	3,512,530	40,978	—
Other	487	87	12,690	13,264	134,284	147,548	12,454	236

Total	$363,706	$139,856	$791,055	$1,294,617	$30,783,152	$32,077,769	$439,441	$351,614

Variance
	Past due						Past due 90 days or more
	30-59	60-89	90 days	Total			Non-accrual	Accruing
(In thousands)	days	days	or more	past due	Current	Loans HIP	loans	loans
Commercial multi-family	$(1,952)	$—	$364	$(1,588)	$16,232	$14,644	$364	$—
Commercial real estate:
Non-owner occupied	17,347	1,156	(2,053)	16,450	134,555	151,005	(2,053)	—
Owner occupied	38,809	(245)	13,789	52,353	(112,315)	(59,962)	13,789	—
Commercial and industrial	15,717	(2,350)	(3,045)	10,322	150,120	160,442	(3,139)	94
Construction	15,246	—	—	15,246	(74,234)	(58,988)	—	—
Mortgage	(33,829)	(14,487)	(70,010)	(118,326)	126,762	8,436	(24,085)	(45,925)
Leasing	318	(958)	162	(478)	29,083	28,605	162	—
Consumer:
Credit cards	56	774	151	981	3,345	4,326	—	151
Home equity lines of credit	83	(91)	508	500	(2,529)	(2,029)	508	—
Personal	991	30	(108)	913	16,577	17,490	(123)	15
Auto	(8,544)	(6,559)	(1,462)	(16,565)	21,975	5,410	(1,462)	—
Other	779	(38)	(11,085)	(10,344)	1,569	(8,775)	(11,019)	(66)

Total	$45,021	$(22,768)	$(72,789)	$(50,536)	$311,140	$260,604	$(27,058)	$(45,731)

Popular, Inc.

Financial Supplement to First Quarter 2023 Earnings Release

Table M - Non-Performing Assets

(Unaudited)

							Variance
(In thousands)	31-Mar-23	As a % of loans HIP by category	31-Dec-22	As a % of loans HIP by category	31-Mar-22	As a % of loans HIP by category	Q1 2023 vs. Q4 2022	Q1 2023 vs. Q1 2022
Non-accrual loans:
Commercial	$102,000	0.6%	$93,039	0.6%	$123,185	0.9%	$8,961	$(21,185)
Leasing	6,103	0.4	5,941	0.4	3,766	0.3	162	2,337
Mortgage	238,794	3.2	262,879	3.6	328,386	4.5	(24,085)	(89,592)
Auto	39,516	1.1	40,978	1.2	27,514	0.8	(1,462)	12,002
Consumer	25,970	0.8	36,604	1.2	37,070	1.4	(10,634)	(11,100)

Total non-performing loans held-in-portfolio	412,383	1.3%	439,441	1.4%	519,921	1.8%	(27,058)	(107,538)
Other real estate owned (“OREO”)	91,721		89,126		90,567		2,595	1,154

Total non-performing assets [1]	$504,104		$528,567		$610,488		$(24,463)	$(106,384)

Accruing loans past due 90 days or more [2]	$305,883		$351,614		$440,554		$(45,731)	$(134,671)

Ratios:
Non-performing assets to total assets	0.74%		0.78%		0.88%
Non-performing loans held-in-portfolio to loans held-in-portfolio	1.28		1.37		1.76
Allowance for credit losses to loans held-in-portfolio	2.13		2.25		2.29
Allowance for credit losses to non-performing loans, excluding loans held-for-sale	167.11		163.91		130.36

[1]	There were no non-performing loans held-for-sale as of March 31, 2023, December 31, 2022 and March 31, 2022.
[2]

It is the Corporation’s policy to report delinquent residential mortgage loans insured by FHA or guaranteed by the VA as accruing loans past due 90 days or more as opposed to non-performing since the principal repayment is insured. The balance of these loans includes $7 million at March 31, 2023, related to the rebooking of loans previously pooled into GNMA securities, in which the Corporation had a buy-back option as further described below (December 31, 2022—$14 million; March 31, 2022—$13 million). Under the GNMA program, issuers such as BPPR have the option but not the obligation to repurchase loans that are 90 days or more past due. For accounting purposes, these loans subject to the repurchase option are required to be reflected (rebooked) on the financial statements of BPPR with an offsetting liability. These balances include $167 million of residential mortgage loans insured by FHA or guaranteed by the VA that are no longer accruing interest as of March 31, 2023 (December 31, 2022—$190 million; March 31, 2022—$266 million). Furthermore, the Corporation has approximately $40 million in reverse mortgage loans which are guaranteed by FHA, but which are currently not accruing interest. Due to the guaranteed nature of the loans, it is the Corporation’s policy to exclude these balances from non-performing assets (December 31, 2022—$42 million; March 31, 2022—$45 million).

Popular, Inc.

Financial Supplement to First Quarter 2023 Earnings Release

Table N - Activity in Non-Performing Loans

(Unaudited)

Commercial loans held-in-portfolio:

	Quarter ended			Quarter ended
	31-Mar-23			31-Dec-22
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$82,171	$10,868	$93,039	$87,448	$16,428	$103,876
Plus:
New non-performing loans	16,594	5,719	22,313	5,770	8,572	14,342
Advances on existing non-performing loans	—	26	26	—	7	7
Less:
Non-performing loans transferred to OREO	(287)	—	(287)	(445)	—	(445)
Non-performing loans charged-off	(673)	(216)	(889)	(131)	(8,725)	(8,856)
Loans returned to accrual status / loan collections	(6,853)	(5,349)	(12,202)	(10,471)	(5,414)	(15,885)

Ending balance NPLs	$90,952	$11,048	$102,000	$82,171	$10,868	$93,039

Mortgage loans held-in-portfolio:

	Quarter ended			Quarter ended
	31-Mar-23			31-Dec-22
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$242,391	$20,488	$262,879	$252,773	$21,533	$274,306
Plus:
New non-performing loans	34,019	2,812	36,831	34,449	3,561	38,010
Advances on existing non-performing loans	—	39	39	—	1	1
Less:
Non-performing loans transferred to OREO	(10,586)	(58)	(10,644)	(7,242)	—	(7,242)
Non-performing loans charged-off	(503)	—	(503)	(90)	—	(90)
Loans returned to accrual status / loan collections	(41,246)	(8,562)	(49,808)	(37,499)	(4,607)	(42,106)

Ending balance NPLs	$224,075	$14,719	$238,794	$242,391	$20,488	$262,879

Total non-performing loans held-in-portfolio (excluding consumer):

	Quarter ended			Quarter ended
	31-Mar-23			31-Dec-22
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$324,562	$31,356	$355,918	$340,221	$37,961	$378,182
Plus:
New non-performing loans	50,613	8,531	59,144	40,219	12,133	52,352
Advances on existing non-performing loans	—	65	65	—	8	8
Less:
Non-performing loans transferred to OREO	(10,873)	(58)	(10,931)	(7,687)	—	(7,687)
Non-performing loans charged-off	(1,176)	(216)	(1,392)	(221)	(8,725)	(8,946)
Loans returned to accrual status / loan collections	(48,099)	(13,911)	(62,010)	(47,970)	(10,021)	(57,991)

Ending balance NPLs	$315,027	$25,767	$340,794	$324,562	$31,356	$355,918

Popular, Inc.

Financial Supplement to First Quarter 2023 Earnings Release

Table O - Allowance for Credit Losses, Net Charge-offs and Related Ratios

(Unaudited)

	Quarters ended
( In thousands)	31-Mar-23	31-Dec-22	31-Mar-22
Balance at beginning of period - loans held-in-portfolio	$720,302	$703,096	$695,366
Impact of adopting ASU-2022-02	(45,583)	—	—
Provision for credit losses (benefit)	47,146	48,332	(14,405)
Initial allowance for credit losses - PCD Loans	68	74	612

	721,933	751,502	681,573

Net loans charge-off (recovered)- BPPR
Commercial:
Commercial multi-family	—		—
Commercial real estate non-owner occupied	(135)	(305)	(184)
Commercial real estate owner occupied	(1,507)	(462)	(2,942)
Commercial and industrial	442	(1,333)	(1,104)
Total Commercial	(1,200)	(2,100)	(4,230)
Construction		—	(416)
Leasing	327	2,221	(434)
Mortgage	(3,954)	(6,135)	(2,992)
Consumer:
Credit Cards	6,287	5,433	3,418
HELOCs	(36)	(72)	(4)
Personal	12,045	9,268	5,081
Auto	7,204	10,978	4,861
Other Consumer	10,791	253	218
Total Consumer	36,291	25,860	13,574

Total net charged-off (recovered) BPPR	$31,464	$19,846	$5,502

Net loans charge-off (recovered) - Popular U.S.
Commercial:
Commercial multi-family	(2)	(1)	(7)
Commercial real estate non-owner occupied	(1,852)	8,668	(3)
Commercial real estate owner occupied	(24)	(111)	(112)
Commercial and industrial	(469)	(162)	(505)
Total Commercial	(2,347)	8,394	(627)
Construction	—	—	(1,128)
Mortgage	(14)	(32)	(20)
Consumer:
Credit Cards	1	(3)	(9)
HELOCs	(126)	(156)	(909)
Personal	3,787	3,142	905
Other Consumer	48	9	67
Total Consumer	3,710	2,992	54

Total net charged-off (recovered) Popular U.S.	$1,349	$11,354	$(1,721)

Total loans charged-off (recovered) - Popular, Inc.	$32,813	$31,200	$3,781

Balance at end of period - loans held-in-portfolio	$689,120	$720,302	$677,792

Balance at beginning of period - unfunded commitments	$8,805	$7,307	$7,897
Provision for credit losses (benefit)	610	1,498	(843)

Balance at end of period - unfunded commitments [1]	$9,415	$8,805	$7,054

POPULAR, INC.
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	0.41%	0.39%	0.05%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	143.68%	154.91%	(380.98)%
BPPR
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	0.56%	0.35%	0.11%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	143.67%	223.64%	(230.12)%
Popular U.S.
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	0.06%	0.49%	(0.08)%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	144.03%	34.78%	101.34%

N.M. - Not meaningful.

[1]	Allowance for credit losses of unfunded commitments is presented as part of Other Liabilities in the Consolidated Statements of Financial Condition.

Popular, Inc.

Financial Supplement to First Quarter 2023 Earnings Release

Table P - Allowance for Credit Losses “ACL”- Loan Portfolios - CONSOLIDATED

(Unaudited)

31-Mar-23
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$25,366	$2,336,357	1.09%
Commercial real estate - non-owner occupied	71,850	4,650,675	1.54%
Commercial real estate - owner occupied	54,497	3,018,587	1.81%
Commercial and industrial	92,266	5,999,642	1.54%

Total commercial	$243,979	$16,005,261	1.52%

Construction	4,330	698,996	0.62%
Mortgage	104,477	7,405,907	1.41%
Leasing	20,990	1,614,344	1.30%
Consumer:
Credit cards	67,953	1,046,196	6.50%
Home equity lines of credit	1,953	69,887	2.79%
Personal	109,729	1,841,069	5.96%
Auto	130,829	3,517,940	3.72%
Other consumer	4,880	138,773	3.52%

Total consumer	$315,344	$6,613,865	4.77%

Total	$689,120	$32,338,373	2.13%

31-Dec-22
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$26,311	$2,321,713	1.13%
Commercial real estate - non-owner occupied	71,540	4,499,670	1.59%
Commercial real estate - owner occupied	57,081	3,078,549	1.85%
Commercial and industrial	80,444	5,839,200	1.38%

Total commercial	$235,376	$15,739,132	1.50%

Construction	4,246	757,984	0.56%
Mortgage	135,254	7,397,471	1.83%
Leasing	20,618	1,585,739	1.30%
Consumer:
Credit cards	58,670	1,041,870	5.63%
Home equity lines of credit	2,542	71,916	3.53%
Personal	118,426	1,823,579	6.49%
Auto	129,735	3,512,530	3.69%
Other consumer	15,435	147,548	10.46%

Total consumer	$324,808	$6,597,443	4.92%

Total	$720,302	$32,077,769	2.25%

Variance
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$(945)	$14,644	(0.04)%
Commercial real estate - non-owner occupied	310	151,005	(0.05)%
Commercial real estate - owner occupied	(2,584)	(59,962)	(0.04)%
Commercial and industrial	11,822	160,442	0.16%

Total commercial	$8,603	$266,129	0.02%

Construction	84	(58,988)	0.06%
Mortgage [1]	(30,777)	8,436	(0.42)%
Leasing	372	28,605	—%
Consumer:
Credit cards	9,283	4,326	0.87%
Home equity lines of credit	(589)	(2,029)	(0.74)%
Personal	(8,697)	17,490	(0.53)%
Auto	1,094	5,410	0.03%
Other consumer	(10,555)	(8,775)	(6.94)%

Total consumer	$(9,464)	$16,422	(0.15)%

Total	$(31,182)	$260,604	(0.12)%

[1]	Variance is mainly due to impact of ASU 2022-02 adoption. Refer to Credit Quality section for further details.

Popular, Inc.

Financial Supplement to First Quarter 2023 Earnings Release

Table Q - Allowance for Credit Losses “ACL”- Loan Portfolios - BPPR OPERATIONS

(Unaudited)

31-Mar-23
BPPR
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$4,756	$292,806	1.62%
Commercial real estate - non-owner occupied	53,894	2,885,483	1.87%
Commercial real estate - owner occupied	46,009	1,497,503	3.07%
Commercial and industrial	77,042	3,934,433	1.96%

Total commercial	$181,701	$8,610,225	2.11%

Construction	3,072	155,349	1.98%
Mortgage	89,077	6,116,684	1.46%
Leasing	20,990	1,614,344	1.30%
Consumer:
Credit cards	67,953	1,046,175	6.50%
Home equity lines of credit	100	2,865	3.49%
Personal	88,408	1,612,918	5.48%
Auto	130,829	3,517,940	3.72%
Other consumer	4,877	130,012	3.75%

Total consumer	$292,167	$6,309,910	4.63%

Total	$587,007	$22,806,512	2.57%

31-Dec-22
BPPR
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$5,210	$281,373	1.85%
Commercial real estate - non-owner occupied	52,475	2,757,327	1.90%
Commercial real estate - owner occupied	48,393	1,588,056	3.05%
Commercial and industrial	68,217	3,796,508	1.80%

Total commercial	$174,295	$8,423,264	2.07%

Construction	2,978	147,041	2.03%
Mortgage	117,344	6,110,279	1.92%
Leasing	20,618	1,585,739	1.30%
Consumer:
Credit cards	58,670	1,041,831	5.63%
Home equity lines of credit	103	2,954	3.49%
Personal	96,369	1,585,687	6.08%
Auto	129,735	3,512,530	3.69%
Other consumer	15,433	137,580	11.22%

Total consumer	$300,310	$6,280,582	4.78%

Total	$615,545	$22,546,905	2.73%

Variance
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	(454)	11,433	(0.23)%
Commercial real estate - non-owner occupied	1,419	128,156	(0.03)%
Commercial real estate - owner occupied	(2,384)	(90,553)	0.02%
Commercial and industrial	8,825	137,925	0.16%

Total commercial	$7,406	$186,961	0.04%

Construction	94	8,308	(0.05)%
Mortgage	(28,267)	6,405	(0.46)%
Leasing	372	28,605	—%
Consumer:
Credit cards	9,283	4,344	0.87%
Home equity lines of credit	(3)	(89)	—%
Personal	(7,961)	27,231	(0.60)%
Auto	1,094	5,410	0.03%
Other consumer	(10,556)	(7,568)	(7.47)%

Total consumer	$(8,143)	$29,328	(0.15)%

Total	$(28,538)	$259,607	(0.16)%

Popular, Inc.

Financial Supplement to First Quarter 2023 Earnings Release

Table R - Allowance for Credit Losses “ACL”- Loan Portfolios - POPULAR U.S. OPERATIONS

(Unaudited)

31-Mar-23
Popular U.S.
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$20,610	$2,043,551	1.01%
Commercial real estate - non-owner occupied	17,956	1,765,192	1.02%
Commercial real estate - owner occupied	8,488	1,521,084	0.56%
Commercial and industrial	15,224	2,065,209	0.74%

Total commercial	$62,278	$7,395,036	0.84%

Construction	1,258	543,647	0.23%
Mortgage	15,400	1,289,223	1.19%
Leasing	—	—	—%
Consumer:
Credit cards	—	21	—%
Home equity lines of credit	1,853	67,022	2.76%
Personal	21,321	228,151	9.35%
Auto	—	—	—%
Other consumer	3	8,761	0.03%

Total consumer	$23,177	$303,955	7.63%

Total	$102,113	$9,531,861	1.07%

31-Dec-22
Popular U.S.
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$21,101	$2,040,340	1.03%
Commercial real estate - non-owner occupied	19,065	1,742,343	1.09%
Commercial real estate - owner occupied	8,688	1,490,493	0.58%
Commercial and industrial	12,227	2,042,692	0.60%

Total commercial	$61,081	$7,315,868	0.83%

Construction	1,268	610,943	0.21%
Mortgage	17,910	1,287,192	1.39%
Leasing	—	—	—%
Consumer:
Credit cards	—	39	—%
Home equity lines of credit	2,439	68,962	3.54%
Personal	22,057	237,892	9.27%
Auto	—	—	—%
Other consumer	2	9,968	0.02%

Total consumer	$24,498	$316,861	7.73%

Total	$104,757	$9,530,864	1.10%

Variance
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$(491)	$3,211	(0.02)%
Commercial real estate - non-owner occupied	(1,109)	22,849	(0.07)%
Commercial real estate - owner occupied	(200)	30,591	(0.02)%
Commercial and industrial	2,997	22,517	0.14%

Total commercial	$1,197	$79,168	0.01%

Construction	(10)	(67,296)	0.02%
Mortgage	(2,510)	2,031	(0.20)%
Leasing	—	—	—%
Consumer:
Credit cards	—	(18)	—%
Home equity lines of credit	(586)	(1,940)	(0.78)%
Personal	(736)	(9,741)	0.08%
Auto	—	—	—%
Other consumer	1	(1,207)	0.01%

Total consumer	$(1,321)	$(12,906)	(0.10)%

Total	$(2,644)	$997	(0.03)%

Popular, Inc.

Financial Supplement to First Quarter 2023 Earnings Release

Table S - Reconciliation to GAAP Financial Measures

(Unaudited)

(In thousands, except share or per share information)	31-Mar-23	31-Dec-22	31-Mar-22
Total stockholders’ equity	$4,470,725	$4,093,425	$4,671,246
Less: Preferred stock	(22,143)	(22,143)	(22,143)
Less: Goodwill	(827,428)	(827,428)	(720,293)
Less: Other intangibles	(12,149)	(12,944)	(15,328)

Total tangible common equity	$3,609,005	$3,230,910	$3,913,482

Total assets	$67,675,759	$67,637,917	$69,525,082
Less: Goodwill	(827,428)	(827,428)	(720,293)
Less: Other intangibles	(12,149)	(12,944)	(15,328)

Total tangible assets	$66,836,182	$66,797,545	$68,789,461

Tangible common equity to tangible assets	5.40%	4.84%	5.69%
Common shares outstanding at end of period	71,965,984	71,853,720	76,487,523
Tangible book value per common share	$50.15	$44.97	$51.16

	Quarterly average
Total stockholders’ equity [1]	$6,452,889	$6,161,634	$5,983,309
Less: Preferred Stock	(22,143)	(22,143)	(22,143)
Less: Goodwill	(827,427)	(827,427)	(720,292)
Less: Other intangibles	(12,678)	(13,440)	(15,881)

Total tangible equity	$5,590,641	$5,298,624	$5,224,993
Return on average tangible common equity	11.51%	19.23%	16.40%

[1]	Average balances exclude unrealized gains or losses on debt securities available-for-sale and the unrealized loss related to certain securities transferred from available-for-sale to held-to-maturity.

CONTACTS:

Popular, Inc.

Investor Relations:

Paul J. Cardillo, 212-417-6721

Senior Vice President and Investor Relations Officer

pcardillo@popular.com

or

Media Relations:

MC González Noguera, 917-804-5253

Executive Vice President and Chief Communications & Public Affairs Officer

mc.gonzalez@popular.com